Exhibit 99.1

Sculptor Acquisition Corp I Announces Liquidation

NEW YORK – May 26, 2023 – Sculptor Acquisition Corp I (NYSE: SCUA) (the “Company”) announced the following today:
•	The Company anticipates it will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association.
•	Accordingly, the Company intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association.
•
As part of that dissolution and liquidation, the Company will redeem all of the outstanding Class A ordinary shares that were included in its initial public offering (the “Public Shares”) at a per-share redemption price of approximately $10.52.

“In light of current market conditions and available target opportunities, we have determined that it was in the best interest of the Company’s shareholders to return the capital held in trust. We appreciate the SCUA shareholders who have supported us over the past eighteen months,” said Steven Orbuch, Chief Executive Officer of the Company.

As of the close of business on June 8, 2023, the Public Shares will represent the right to receive the redemption amount. Upon redemption such Public Shares will be deemed cancelled.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trust account’s trustee to take all necessary actions to liquidate the trust account. The trust account’s proceeds will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares.

Record holders may redeem their shares for their pro-rata portion of the trust account’s proceeds by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action to receive the redemption amount. The redemption of the Public Shares is expected to be completed on June 9, 2023.

The Company’s initial stockholders have waived their redemption rights with respect to its outstanding ordinary shares issued before the Company’s initial public offering.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Forward-Looking Statements
This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth under the heading “Risk Factors”  in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and in its subsequent quarterly reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Sculptor Acquisition Corp I
The Company is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.  While we may pursue a business in any industry, sector or geography, we intend to identify and acquire a business that could benefit from leveraging our extensive operational, capital markets and investment management experience in the broader real estate-related asset classes and that presents potential for an attractive risk-adjusted return profile for our shareholders.

Shareholder Services Contact	Media Relations Contacts
Ellen Conti	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@sculptor.com	+1-212-257-4170
jg@gasthalter.com